EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-4 of Squirrel Enlivened International Co., Ltd and its subsidiaries (the “Company”) of our report dated February 21, 2025, relating to our audits of the consolidated financial statements of the Company as of and for the years ended September 30, 2024 and 2023, appearing in the proxy statement/prospectus, which is part of this Registration Statement.

We also consent to the reference of our Firm under the caption “Experts” in this Registration Statement.

/s/ HTL International, LLC

HTL International, LLC

Houston, Texas

April 4, 2025